                                                                    EXHIBIT 10.7


                                   L E A S E

     THIS LEASE, made and entered into this 18th day of December, 1991 by and between ROBERT S. GRANT, hereinafter referred to as "Lessor" and CRANDELL DEVELOPMENT CORPORATION, A CALIFORNIA CORPORATION AND MICHAEL CRANDELL, an individual, jointly and severally, hereinafter referred to as "Lessees."

                              W I T N E S S E T H:

     ARTICLE 1 - DESCRIPTION OF PREMISES

     Lessor, for and in consideration of the rents, covenants and agreements contained herein on the part of Lessees do hereby lease unto Lessees that certain office space known as "Suites A, C, D and E and appurtenant common area and six (6) parking spaces at 125 East Victoria Street, Santa Barbara. California, as shown on Exhibit "A," hereto attached.

     ARTICLE 2 - TERM

     The term of this lease shall be for twenty four months commencing on February 1, 1992 and terminating on January 31, 1994. Lessees may occupy the above stated spaces rent free from the date of this lease through January 31, 1992 during which time all other provisions of this Lease remain in force.

     ARTICLE 3 - RENT

     A) Lessees agree to pay Lessor as rent for the said leased premises the sum of Four Thousand One Hundred Forty-eight dollars ($4,148.00) per month; payable on the first day of each month within the terms of this lease. The monthly rent shall be the same as provided herein except that it shall be adjusted annually beginning February 1, 1993 and each anniversary thereof, such that if at the commencement of the year in question the official Consumer's Price Index (all items 1982-84= 100) of the Bureau of Labor Statistics, United States Dept. of Labor, pertaining to All Urban Consumers for the Los Angeles-- Anaheim-Riverside area, as published in the official Department of Labor Publication for the last month of the year in question, is greater than said index for the month of February 1, 1992, the rent shall be increased in proportion to the percentage increase of said index between those two specific months.

     B) Lessees shall pay to Lessor concurrently with the execution of this lease, the first months rent in the amount of Four Thousand One Hundred Forty-Eight dollars ($4148.00) and an
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additional sum of Four Thousand One Hundred Forty-Eight ($4148.00) which shall, at the time of termination of this Lease, be applied toward the rental for the last month of the lease term.

     ARTICLE 4 - OPTION TO EXTEND TERM

     Lessees shall have the option to extend the terms of this lease for two additional one year periods, the first of which starts on February 1, 1994, and terminates on January 31, 1995 and the second of which starts on February 1, 1995, and terminates on January 31, 1996-upon the following terms and conditions:

     A) Extention of the term of this Lease shall be accomplished automatically upon the giving by Lessees to Lessor written notice of his election so to exercise such option no later that NINETY (90) days prior to the expiration of the initial Lease period and NINETY (90) days prior to the expiration of subsequent one (1) year extended terms.

     B) Lessees shall have the right to extend this lease as aforesaid only if Lessees are not in default under any of the terms and provisions hereof either at the time of the exercise of their option or at the time of the commencement of the extended term of this lease.

     C) Upon the extension of this lease as aforesaid all the terms and conditions of this lease shall govern and apply during such extended term except the rent payable.

     D) The base monthly rent during the extended term shall be equal to the base monthly rent paid by Lessees during the initial Lease term, adjusted upward as described in ARTICLE 3 to the index of the first month of the extended term.

     ARTICLE 5 - INTERIOR CONDITION

     Lessees accept interior of subject office suite in as is condition. Lessees may install at own expense, carpet, drapes and or blinds, and paint walls and ceilings, with Lessor's prior approval of color.

     ARTICLE 6 - PARKING

     Lessor shall provide for the use of Lessees six (6) parking spaces in the lot behind said office building at no additional rental. Lessees may rent additional parking at the rate of $50 per month per space during the initial term of this lease and at the then prevailing rates for the extended terms in the adjacent parking lot Lessor leases from Dr. Preuss. The term of the Pruess Lease expires August 31, 1996 but may be cancelled upon 12 months notice. Should the Pruess

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Lease be cancelled, then Lessees' option to rent additional parking from Lessor is automatically voided.

     ARTICLE 7 - UTILITIES AND SERVICES

     A) Lessor shall provide and pay for trash removal from a designated place on Lessor's premises.

     B) Lessees shall pay forty nine and one half percent (49.5%) of electricity from meter numbers TP 705 and 732, except total monthly charges resulting from meter TP 705 shall be reduced by twenty percent (20%), for exterior lights. Lessees shall pay forty nine and one half percent (49.5%) of monthly charges for natural gas used by Southern California Gas Co. account 08-4850-959-6202-8. C) Lessor shall provide janitorial service for the common areas, common restrooms and exterior areas of the leased premises. Lessees shall provide their own janitorial services for the interior portions of the leased premises including windows inside and out and for the exterior of the westerly patio used exclusively by Lessees.

     ARTICLE 8 - LIABILITY INSURANCE

     Lessees further agree to provide to Lessor, at the sole cost and expense of Lessees, a public liability insurance policy to protect Lessor against any liability to the public incident to the use of or resulting from any occurrence in or about said premises, the limits of liability under such insurance to be not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for any one person injured, aggregate limits of ONE MILLION DOLLARS ($1,000,000.00) for all persons injured, in any one occurrence, and ONE HUNDRED THOUSAND DOLLARS ($100,000.00) for property damage arising out of any one occurrence. The inclusion of Lessor by endorsement or as additional insured under Lessees' own public liability insurance policy shall constitute compliance with this Article so long as the coverages and limits of liability are no less than those provided herein. Lessees shall pay thirty one point four percent (31.4%) of Lessor's annual Liability insurance cost on the total property.

     ARTICLE 9 - INDEMNITY

     Lessees agree to indemnify and save Lessor harmless against and from all claims, charges, damages, losses and liabilities (including reasonable attorneys fees) arising out of the

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use and occupancy of the premises by Lessees, caused by or resulting from the negligent or willful act or omission of Lessees, their agents or employees.

     ARTICLE 10 - DAMAGE TO OR DESTRUCTION OF PREMISES

     If, during the term of this lease, or any renewal or extension thereof the demised premises are damaged or destroyed by casualty including, but not limited to, fire or earthquake, and the damage is so extensive that the ordinary business of Lessees cannot reasonably be conducted therein, and such damage cannot with reasonable diligence be repaired within 120 days from the happening of such casualty, then at the option of either Lessor or Lessees, to be exercised within thirty (30) days after the happening of such casualty, this lease shall cease and terminate as of the date of such casualty, and Lessees shall forthwith vacate and surrender said premises. If (1) neither Lessor nor Lessees shall elect to terminate this lease, or (2) the demised premises are so damaged by such casualty that the ordinary business of the Lessees cannot reasonably be conducted therein, but such damage can, with reasonable diligence be repaired within 120 days, then Lessor shall, with all reasonable diligence, unless prevented by strikes, lockouts or other labor disturbances or inability to obtain materials, repair and restore said premises, and no rent shall accrue or be payable during or for the period from the date of such casualty to the date when said premises shall have been repaired and restored. If the demised premises are so slightly damaged by such casualty that the ordinary business of Lessees can reasonably be conducted therein, then Lessor shall with all reasonable diligence, unless prevented by strikes, lockouts or other labor disturbances or inability to obtain materials, repair and restore said premises, and there shall be no allowance or deduction from the rent herein provided on account of such damage. Lessees shall promptly notify Lessor in the event the demised premises are so damaged by such casualty. Lessor's only responsibility shall be to make repairs if and as herein agreed to be made, and nothing in this lease is intended to or shall be construed to make Lessor liable for any damage due to such casualty.

     ARTICLE 11 - ASSIGNMENT AND SUBLETTING

     Lessees shall not sublet, transfer, assign, hypothecate or encumber this lease, or any part or interest herein, without first obtaining the written approval of Lessor; Lessor shall not unreasonably withhold such written approval. No such assignment, subletting, transfer,

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hypothecation or encumbrance shall affect the obligation of the Lessees herein to pay the rent herein provided for unless otherwise agreed in writing by Lessor. Any assignee or subtenant of the Lessees shall be bound by the terms of this lease.

     ARTICLE 12 - ATTORNEYS FEES

     In the event an action is instituted by either party hereto against the other to enforce any of the terms or provisions of this lease or to determine the rights of the parties hereunder, the party prevailing in such action or proceeding shall be entitled to recover reasonable attorneys fees and costs paid or incurred in connection with such suit or proceeding from the other party. The entitlement to recover such costs shall not be limited to those costs ordinarily awarded by a Court to the prevailing party but shall include any and all reasonable costs and expenses incidental to or concerning the maintenance and prosecution or defense of such suit or proceeding.

     ARTICLE 13 - HOLDING OVER

     Should Lessees continue in possession of the premises after the end of the term hereof with the express or implied consent of Lessor, such holding over shall be construed to be a tenancy from month to month only and shall be at the same rent as for the month last preceding such holding over, and otherwise subject to the covenants and conditions herein contained.

     ARTICLE 14 - DEFAULT

     It is further expressly understood and agreed that each and all of the provisions of this lease are conditions precedent to be faithfully and fully performed and observed by the said Lessees to entitle Lessees to continue in possession of said premises hereunder and that if default be made by Lessees in the observance, payment, or performance of any of the provisions, terms, or conditions hereof, except the payment of rent, and such default shall continue for (30) days after written demand for performance, specifying the nature of the default claimed, given by Lessor to Lessees, or should Lessees abandon said lease premises or any part thereof (absence of ten days after default in payment of rent shall constitute abandonment), then at the option of Lessor, his successors or assigns, may, without notice or process of law, re-enter and take possession of said premises and remove all persons and all Lessees' property therefrom, placing Lessees' personal property in storage in a public warehouse at the expense and risk of Lessees,

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make any repairs, changes, alterations, or additions in or to said premises which may be necessary or convenient, relet said premises, or any part thereof on such terms, conditions and rentals as Lessor may deem proper, and apply the proceeds that may be collected from said sub-letting, less the expense of so doing, upon the rent to be paid by Lessees, and hold Lessees for any balance that may be due under said lease, or at Lessor's option, Lessees shall be deemed to have forfeited all rights herein and this lease shall at once be deemed terminated and at an end, and Lessor shall thereupon be entitled to recover from the Lessees the worth, at the time of such termination, of the excess if any, of the amount of rent and charges equivalent to the rent reserved in the lease for the balance of the term over the reasonable rental value of the demised premises for the same period. Lessees hereby waives all claims for damages to property or otherwise that may be caused by Lessor in re-entering and taking possession of the premises as herein provided, and all claims for damages that may result from the destruction of or injury to the premises or building.

     ARTICLE 15 - WAIVER

     The waiver by Lessor of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessees of any term, covenant, or condition of this lease, other than the failure of Lessees to pay the particular rentals so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

     ARTICLE 16 - REPAIRS

     Lessees shall, at his expense, maintain and keep in good order and repair the interior surfaces of walls and partitions within the leased premises. Lessor shall maintain and repair the exterior walls, exterior surfaces, roof, common area and walkways, outside rest rooms, heating and air-conditioning systems, plumbing, wiring and windows excepting, however, any and all

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damages which may be caused or occasioned by the negligence of or at the fault of Lessees, their employees or invitees.

     ARTICLE 17 - USE

     The premises are leased to Lessees for the purpose of a general professional or business office. Lessees shall not use the premises, or permit the said premises, or any part thereof, to be used, for any purpose or purposes other than the above-stated use. Lessor agrees that he shall not rent or lease any part of either building owned by them at the said 125 East Victoria Street for use in connection with the retail sale of merchandise.

     ARTICLE 18 - CONDEMNATION

     Throughout this lease, the word "condemnation" is coextensive with the phrase "right of eminent domain", i.e. the right of people or government to take property for government use, and shall include the intention to condemn expressed in writing as well as the filing of any action or proceeding for condemnation.

     In the event that any proceeding or action is commenced for the condemnation, in exercise of the right of eminent domain, of the demised premises or any portion thereof, or if Lessor is advised in writing by any government (federal, state or municipal), or agency or department or bureau thereof, or any entity or body having the right or power of condemnation, of its intention to condemn the or any portion of the demised premises, Lessees having the right of possession of the demised premises at the time thereof, or if the demised premises or any part or portion thereof be condemned through such action, then and in any of said events:

     (a) Lessor may, without any obligation or liability to Lessees, and without affecting the validity and existence of this lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor, without first requiring that any action or proceeding be instituted, or, if such action or proceeding shall have been instituted, without requiring any trial or hearing thereof, and Lessor is expressly empowered to stipulate to judgment therein, the part or portion of the demised premises sought by the condemnor, free from this lease and the rights of Lessees hereunder excepting only as hereinafter in paragraph (b) provided.

     (b) Lessees shall have no claim against Lessor nor be entitled to any part or portion of the amount that may be paid or awarded as a result of the sale, for the reasons as aforesaid, or

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condemnation of the demised premises or any part or portion thereof, Lessees hereby assigning, transferring and setting over unto Lessor any interest, if any, which Lessees would but for this provision have in, to, upon, or against the demised premises or any part or portion thereof or the amount agreed to be paid and/or awarded and paid to Lessor, excepting only Lessees shall be entitled to seek to recover as against the condemnor, and Lessor shall have no claim therefor or thereto, for Lessees' trade fixtures and any removable structures and improvements erected and made by Lessees to or upon the demised premises which Lessees are entitled to remove upon the expiration of the term hereof.

     ARTICLE 19 - SIGNS AND DIRECTORY

     Lessees agree to pay the cost of any and all signs used by them and that they shall be consistent with the design presently being utilized in the building and approved by Lessor.

     ARTICLE 20 - GENERAL COVENANTS

     Time shall be of the essence of this lease and of each of the provisions thereof.

     No remedy or election given by any provisions in this lease shall be deemed exclusive unless so indicated, but it shall, wherever possible, be cumulative with all other remedies in law or equity except as otherwise herein specifically provided. Each provision hereof shall be deemed both a covenant and condition and all of the covenants and conditions contained herein shall be covenants running with the land and shall be construed as such. The article headings in this lease contained are for convenience only, and do not constitute a part of the provisions hereof. This lease binds, applies to and inures to the benefit of, as the case may require, the respective successors and assigns of Lessor and Lessees.

     ARTICLE 21 - RIGHT TO LEASE ADDITIONAL SPACE

     Lessees shall have the right of first refusal to lease additional space on the premises as it becomes available. Lessor shall notify Lessees in writing as space becomes available including terms and conditions for its lease. Lessees shall have thirty (30) days to accept or reject said space, after which, Lessees forefits all rights under this Article and Lessor may lease to others.

     ARTICLE 22 - NOTICES

     Whenever the delivery or service of a notice from one party to the other shall become necessary or convenient hereunder, service shall be made in the following manner:

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     Upon Lessor by sending such notices postage prepaid by United States
Certified Mail, addressed to Lessor Robert S. Grant, 1777 Las Tunas Road, Santa Barbara, California or at such other address as Lessor may designate.

     Upon Lessees by sending such notices postable prepaid by United States Certified Mail, addressed to Lessees at Suite A, 125 East Victoria Street, Santa Barbara, California, or at such other place as Lessees may designate.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                                                CRANDELL DEVELOPMENT
                                                CORPORATION
                                                BY:

                                                /s/ Michael Crandell
                                                --------------------
                                                MICHAEL CRANDELL,
                                                PRESIDENT, LESSEE



                                                /s/ Michael Crandell
                                                --------------------
                                                MICHAEL CRANDELL,
                                                INDIVIDUALLY, LESSEE


/s/ Robert S. Grant
-------------------
ROBERT S. GRANT, LESSOR

25 February 1994



Mr. Michael Crandell, President
CRANDELL GROUP, INC.
125 East Victoria Street
Santa Barbara, CA 93101

Subject:   125 E. Victoria Street

Dear Michael:

This letter is to confirm the rent adjustment that is granted to the Crandell Group, Incorporated for lease of Suites A, C, D, and E in my office building located 125 E. Victoria Street, Santa Barbara, California.

First:    All terms and conditions of the original lease for said office suites
-----
          dated 18 December 1991 and the Assignment and Assumption of Lease to the Crandell Group, Inc. dated 1/28/93 remain in effect except as modified by this letter.

Second:   The base rent listed in ARTICLE 3 - RENT, Paragraph A, shall be
------
          changed to $3,780 dollars per month effective March 1, 1994. For purposes of any subsequent annual rent adjustment, the Consumer Price Index (CPI) for February 1994 shall be used as the base index month.

Third:   The CPI annual rent adjustment for February 1, 1993 to January 31, 1994
-----
          has not been changed, nor paid, and is hereby intentionally  waived.

Fourth:   In addition to the six uncovered parking spaces included in the Lease,
------
          the Crandell Group will continue to rent extra parking spaces #18, 20 and 21 at $50 per month per space and one garage space at $80 per month, for a total of $230 per month. Crandell will cease renting extra parking space #25 at the end of this month.

Fifth:    The first option to extend the term of the Lease until January 31,
-----
          1995 is hereby exercised at the following monthly rate:


          Base Rent:          $3,780
          Extra Parking:         230
          -----------------   ------
          Total Rent:         $4,010

This letter will serve as Amendment #1 to the subject Lease by your signing and returning a copy of this letter to me.

Your continued tenancy is much appreciated.

Sincerely,

/s/ Robert S. Grant

Robert S. Grant, Lessor

RSG/sg

Approved
Lessee:   /s/ by Michael Crandell      Date: 2/28/94
          -----------------------            -------
          Crandell Group, Inc.
          Michael Crandell, President

17 May 1995



Mr. Michael Crandell
CRANDELL GROUP, INC.
125 E. Victoria Street, Suite A
Santa Barbara, CA 93101

Subject:  Lease Amendment #2


Dear Michael:

This letter will serve to confirm the agreement reached between us during our meeting of 3/20/95 and become Amendment #2 to your lease dated December 18, 1991, and its Amendment #1 dated February 25, 1994. The terms of your lease are hereby modified as follows:

a. The period of the extended lease shall be for twelve months, beginning April 1, 1995.

b. The base rent shall be Thirty-Two Hundred Seventy-Four Dollars ($3,274.00) per month.

c. The extra covered space shall be retained at the rate of $80.00 per month, making the total monthly rent payment Thirty-Three Hundred Fifty-Four Dollars ($3,354.00).

d. All other terms and conditions of the lease and Amendment #1 mentioned above shall remain in force.

Please sign and return one copy of this letter to me in the enclosed envelope. Your continued tenancy is much appreciated.

Very truly yours,             Approved:

/s/ Robert S. Grant
Robert S. Grant, Lessor      /s/ Michael Crandell               5/6/95
                             --------------------               ------
1777 Las Tunas Road          Michael Crandell                   Date
Santa Barbara, CA 93101      Crandell Group, Inc., Lessee

25 March 1996



Mr. Michael Crandell
CRANDELL GROUP, INC.
125 E. Victoria Street, Suite A
Santa Barbara, CA 93101

Subject:  Lease Amendment #3

Dear Michael:

This letter will serve to confirm your request for a six (6) month extension of your lease dated December 18, 1991, and as amended by Amendment #1 dated February 25, 1994 and, Amendment #2 dated May 17, 1995 and become Amendment #3 to your lease dated December 18, 1991. The terms of your lease are hereby modified as follows:

a. The period of the extended lease shall be for six months, beginning April 1, 1996 and ending September 30, 1996.

b. The base rent shall be Thirty-Three Hundred Seventy-Four Dollars ($3,374.00) per month.

c. The extra covered space shall be retained at the rate of $80.00 per month, making the total monthly rent payment Thirty-Three Hundred Fifty-Four Dollars ($3,354.00).

d. All other terms and conditions of the lease and Amendments #1 and #2 mentioned above shall remain in force.

Please sign and return one copy of this letter to me in the enclosed envelope. Your continued tenancy is much appreciated.

Very truly yours,             Approved:

/s/ Robert S. Grant
Robert S. Grant, Lessor      /s/ Michael Crandell               4/11/96
                             --------------------               -------------
1777 Las Tunas Road           Michael Crandell                  Date
Santa Barbara, CA 93101       Crandell Group, Inc., Lessee